Exhibit 99.1

Leadis Technology Reports Second Quarter 2009 Results

SUNNYVALE, California – July 28, 2009 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of LED driver products for consumer electronics devices, today announced results for the second quarter of 2009, ended June 30, 2009.

Q2 2009 Highlights

•	Leadis divested of its Touch sensor product assets for $6.25 million. Leadis is now focused solely on the design, development and marketing of LED drivers and controllers.

•	Leadis achieved 5 new LED driver design wins in the quarter.

•

Leadis announced availability of new LED products in three new product families: its LDS8161 and LDS8141 for mobile backlight applications; its LDS8680/81 and LDS8640/41 Flash LED drivers for camera-enabled handsets and digital still cameras; and its LDS9001 and LDS9003 LED controllers for high-power lighting applications.

Financial Results

Second quarter revenue was $2.8 million, slightly higher than the company’s guidance. Second quarter gross profit was $0.5 million. Under generally accepted accounting principles (GAAP), second quarter net income was $2.7 million, or $0.09 per share, as compared with the $2.8 million, or $0.09 per share, net loss reported in the previous quarter and the $19.5 million, or $0.67 per share, net loss reported in the second quarter of 2008. The GAAP net income in the second quarter of 2009 included a net gain from the sale of the company’s Touch sensor product assets. The GAAP net loss in the first quarter of 2009 included a net gain from sales of the company’s display driver and audio product assets as well as assets related to a development stage power management product. The GAAP net loss in the second quarter of 2008 included a charge for impairment of goodwill and other intangible assets.

In addition to reporting GAAP results, the company reports non-GAAP results, which exclude the net gain on sales of assets and technology, stock-based compensation expense per FAS 123(R), acquisition-related expenses and restructuring charges. Non-GAAP net loss for the second quarter of 2009 was $1.9 million, or $0.06 per share, as compared to a net loss of $3.7 million, or $0.13 per share, in the first quarter of 2009 and a net loss of $8.2 million, or $0.28 per share, in the second quarter of 2008. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

Business Summary

“Second quarter revenue growth was 39% from the first quarter, albeit on a small base,” said Mr. Tony Alvarez, President and CEO. “With the divestiture of the capacitive Touch sensor business, our operating expenses are expected to decrease to approximately $2.0 million in the third quarter. We have narrowed our focus to LED driver and controller products, and our recent product offerings position us for revenue growth at higher margins within this space. Our entry into the high power lighting market with the LDS9003 family enables us to leverage the intellectual property we developed for the low power consumer market into a rapidly growing new market.”

Leadis introduced eight new LED driver products during the quarter, across three separate product families. “The LDS8161 and LDS8141 broaden the available market for our proprietary LED-Sense™ Temperature Sensing and Compensation Engine into a wider range of portable backlighting products,” said Mr. Alvarez. “This technology is also available for high-power lighting applications through the introduction of our LDS9001 and LDS9003 LED controllers. These controllers enable system lighting designers to reduce the number of LEDs required to achieve the same level of luminescence by enabling the LEDs to safely operate at higher average temperatures. Additionally, we introduced our first LED drivers targeted at the camera-enabled handset and digital still camera spaces, the LDS8680/81 and LDS8640/41 products.”

Q3 2009 Outlook

“We continue to see revenue growth in our legacy display driver products, and expect revenue momentum to build with our LED drivers through the remainder of the year,” said Mr. Alvarez.

Based on information currently available to the company, expectations for the third quarter of 2009 are as follows:

•	Revenue is expected to be approximately $3.9 million.

•	Non-GAAP operating expenses will be approximately $2.0 million.

Conference Call Today

Leadis will broadcast its conference call today, Tuesday, July 28, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its second quarter 2009 earnings and provide additional guidance.

To listen to the call, dial 1-866-290-0916 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 8796466.

A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.

IR Contacts

John Allen, Chief Financial Officer

Julie Pestka-Schardt, Director Human Resources & Investor Relations

(408) 331-8616

About Leadis Technology, Inc.

Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include LED drivers and controllers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units, and color display drivers, which are critical components of displays used in mobile consumer electronic devices.

Non-GAAP Financial Measures

Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense; gains and losses on sales of product assets; restructuring expenses, including severance; the impact of purchase accounting expenses, including in-process research and development expenses; amortization of purchased intangible assets; impairment charges for goodwill and other intangible assets; and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses and charges in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.

Cautionary Language

This press release contains forward-looking statements regarding the company’s business and financial outlook for the third quarter of 2009 and beyond, based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its LED driver products; the rate at which design wins go into production; general economic conditions; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, in the sections titled Risk Factors and Forward-Looking Statements, which is available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2009	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$25,107	$19,781	$21,642
Restricted cash	—	—	1,775
Short-term investments	3,556	5,316	7,726
Accounts receivable, net	2,522	1,830	1,936
Inventory	176	1,123	2,673
Receivable from sale of assets and technology	3,313	3,311	—
Prepaid expenses and other current assets	1,176	1,885	1,559

Total current assets	35,850	33,246	37,311
Property and equipment, net	717	982	2,440
Long term investments, net	—	1,020	1,620
Other assets	1,531	1,395	1,398

Total assets	$38,098	$36,643	$42,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$688	$826	$2,257
Taxes payable	—	601	323
Deferred margin	44	89	697
Other accrued liabilities	1,345	1,644	4,479

Total current liabilities	2,077	3,160	7,756
Long-term tax liabilities	1,534	1,681	1,659
Other noncurrent liabilities	76	583	441

Total liabilities	3,687	5,424	9,856

Stockholders’ equity:
Common stock and additional paid-in capital	111,677	111,207	110,140
Accumulated deficit	(77,266)	(79,988)	(77,227)

Total stockholders’ equity	34,411	31,219	32,913

Total liabilities and stockholders’ equity	$38,098	$36,643	$42,769

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Product revenue	$2,818	$2,022	$5,606	$4,840	$11,157
NRE revenue	—	—	307	—	363

Total revenue	2,818	2,022	5,913	4,840	11,520

Product cost of sales	2,289	1,762	5,483	4,051	11,060
NRE cost of sales	—	—	453	—	485

Total cost of sales	2,289	1,762	5,936	4,051	11,545
Gross profit (loss)	529	260	(23)	789	(25)

Research and development expenses	1,913	2,290	5,485	4,203	10,818
Selling, general and administrative expenses	1,845	2,651	4,306	4,496	9,005
Amortization of purchased intangible assets	—	—	848	—	1,696
Impairment of goodwill and intangible assets	—	—	9,445	—	9,445

Total operating expenses	3,758	4,941	20,084	8,699	30,964
Net gain on sales of assets and technology	(5,246)	(1,691)	—	(6,937)	—

Operating income (loss)	2,017	(2,990)	(20,107)	(973)	(30,989)
Interest and other income, net	430	264	340	694	1,137

Income (loss) before benefit from income taxes	2,447	(2,726)	(19,767)	(279)	(29,852)
Provision (benefit) from income taxes	(275)	35	(221)	(240)	(231)

Net income (loss)	$2,722	$(2,761)	$(19,546)	$(39)	$(29,621)

Basic net income (loss) per share	$0.09	$(0.09)	$(0.67)	$0.00	$(1.02)
Diluted net income (loss) per share	$0.09	$(0.09)	$(0.67)	$0.00	$(1.02)

Shares used in computing basic per share amounts	29,729	29,528	29,221	29,627	29,118
Shares used in computing diluted per share amounts	30,299	29,528	29,221	29,627	29,118

LEADIS TECHNOLOGY, INC.

SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
A. GAAP net income (loss)	$2,722	$(2,761)	$(19,546)	$(39)	$(29,621)
Adjustment for stock-based compensation within:
Cost of sales	28	20	53	48	72
Research and development expenses	204	176	329	380	462
Selling, general and administrative expenses	201	233	229	434	801
Provision for income taxes	—	—	—	—	(218)
Adjustment for acquisition of business within:
Research and development expenses	—	—	164	—	362
Selling, general and administrative expenses	—	—	242	—	496
Amortization of purchased intangible assets	—	—	848	—	1,696
Adjustment for impairment of goodwill and intangible assets	—	—	9,445	—	9,445
Adjustment for restructuring charges within:
Cost of sales	44	—	—	44	—
Research and development expenses	70	215	—	285	—
Selling, general and administrative expenses	61	62	—	123	—
Adjustment for gain on sales of assets and technology	(5,246)	(1,691)	—	(6,937)	—

Non-GAAP net loss	$(1,916)	$(3,746)	$(8,236)	$(5,662)	$(16,505)

B. GAAP basic net income (loss) per share	$0.09	$(0.09)	$(0.67)	$—	$(1.02)
Adjustment for stock-based compensation	0.01	0.01	0.02	0.03	0.04
Adjustment for acquisition of business	—	—	0.04	—	0.09
Adjustment for impairment of goodwill and intangible assets	—	—	0.33	—	0.32
Adjustment for restructuring charges	0.01	0.01	—	0.01	—
Adjustment for gain on sales of assets and technology	(0.17)	(0.06)	—	(0.23)	—

Non-GAAP basic net loss per share	$(0.06)	$(0.13)	$(0.28)	$(0.19)	$(0.57)

C. GAAP diluted net income (loss) per share	$0.09	$(0.09)	$(0.67)	$—	$(1.02)
Adjustment for stock-based compensation	0.01	0.01	0.02	0.03	0.04
Adjustment for acquisition of business	—	—	0.04	—	0.09
Adjustment for impairment of goodwill and intangible assets	—	—	0.33	—	0.32
Adjustment for restructuring charges	0.01	0.01	—	0.01	—
Adjustment for gain on sales of assets and technology	(0.17)	(0.06)	—	(0.23)	—

Non-GAAP diluted net loss per share	$(0.06)	$(0.13)	$(0.28)	$(0.19)	$(0.57)

D. GAAP gross margin	18.8%	12.9%	-0.4%	16.3%	-0.2%
Adjustment for stock-based compensation	1.0%	0 .9%	0.9%	1.0%	0.6%
Adjustment for restructuring charges	1.5%	—	—	0.9%	—

Non-GAAP gross margin	21.3%	13.8%	0.5%	18.2%	0.4%

E. GAAP operating expenses	$3,758	$4,941	$20,084	$8,699	$30,964
Adjustment for stock-based compensation within:
Research and development expenses	(204)	(176)	(329)	(380)	(462)
Selling, general and administrative expenses	(201)	(233)	(229)	(434)	(801)
Adjustment for acquisition of business within:
Research and development expenses	—	—	(164)	—	(362)
Selling, general and administrative expenses	—	—	(242)	—	(496)
Amortization of purchased intangible assets	—	—	(848)	—	(1,696)
Adjustment for impairment of goodwill and intangible assets	—	—	(9,445)	—	(9,445)
Adjustment for restructuring charges within:
Research and development expenses	(70)	(215)	—	(285)	—
Selling, general and administrative expenses	(61)	(62)	—	(123)	—

Non-GAAP operating expenses	$3,222	$4,255	$8,827	$7,477	$17,702